Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use of our report dated August 16, 1996, except for
Note 20 which is dated May , 1996, accompanying the consolidated financial statements of HealthWatch, Inc. as of June 30, 1996 and 1995, included in the Company's Registration Statement on Form SB-2 and to the reference made to our firm under the caption "Experts" in the aforementioned Registration Statement expected to be filed by HealthWatch, Inc. on or about July 26, 1996.




SILVERMAN OLSON THORVILSON & KAUFMANN LTD
CERTIFIED PUBLIC ACCOUNTANTS
Minneapolis, Minnesota

July   , 1996